SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report: January 5, 2007

S3 INVESTMENT COMPANY, INC.

(Exact Name of Registrant as Specified in its Charter)

California	000-28767	33-0906297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

43180 Business Park Dr., Suite 202 Temecula CA 92590

(Address of principal executive offices)

Registrant's telephone number, including area code: (951) 587-3618

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officer

On January 5, 2007, the Company accepted the resignation from Chris Bickel as the Company's Chairman of the Board of Directors. Effective as of the same date, to fill the vacancy created by Chris Bickel's resignation, the Board of Directors appointed James Bickel, the Company’s Chief Executive Officer and President, as Chairman of the Board of Directors.  The Board of Directors now consists of James Bickel, Gary Nerison and Douglas Perkins, a majority of which are still independent.

Biographical and Other Information for James Bickel

Mr. Bickel has over 40 years of experience in sales and senior management positions with manufacturing-based companies: Allison Spring and Manufacturing (1968-1973), Bicor Machinery and Manufacturing (1974-1979), and Keel Corporation (1980-1986), all California based manufacturing companies of high-tech metal parts and assemblies.  From 1980 to 1995 Mr. Bickel owned his own Formula Ford racing team running in the West Coast Series. He also sponsored and helped manage a two car TransAm team in partnership with RPM Racing, during this time they followed the Indy Car/Cart series racing at most of the major venues in the US. For a brief period he sponsored an Indy Car which raced at Indinapolis and his racing interest dates back to the days with the Granatell's at the Indy 500.  From 1986 to 2002 Mr. Bickel served as vice president of Uniglobe USA and president of Uniglobe Midpacific and assisted in building a national travel franchise system with over 900 locations.  He later built a golf retail franchise system. Since 2002 Mr. Bickel has acted as vice president and secretary of the World Health and Education Foundation and as vice chairman of MedChannel LLC, a medical device company serving radiology and surgical markets.  Mr. Bickel currently serves as Chief Operating Officer and a member of the Board of Directors of GTREX Capital, Inc. Mr. Bickel also serves as a member of the Board of Directors of CLX Investment Company, Inc. and Franchise Capital Corporation.  Mr. Bickel served on the Board of Directors of Sovereign Exploration Associates International Inc. during 2005.

The Company entered into an Employment Agreement with James Bickel dated January 26, 2006.  The Employment Agreement has a twelve-month term, subject to renewal upon agreement of the parties.  Under the Agreement, Mr. Bickel is entitled to an annual salary of $60,000.  Mr. Bickel also entered into a Director’s Agreement with the Company dated January 5, 2007. The agreement has a twelve-month term, subject to renewal upon agreement of parties. Under the agreement, he is entitled to $2,000 a month for services provided.

Family Relationship

James Bickel is the father of Chris Bickel.  There are no other family relationships between any directors or executive officers of the Company.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements.

Not applicable.

(b) Pro Forma Financial Information.

Not applicable.

(c) Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

S3 INVESTMENT COMPANY, INC.

January 9, 2007	/s/ James Bickel
Date	James Bickel Chief Executive Officer